Exhibit 99.1

ZINNIA INVESTMENTS, LLC

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of Zinnia Investments LLC

We have audited the accompanying balance sheets of Zinnia Investments LLC as of December 31, 2016 and 2015 and the related statements of operations, cash flows and changes in member’s equity (deficit) for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Zinnia Investments LLC as of December 31, 2016 and 2015 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Dale Matheson Carr-Hilton Labonte llp

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

April 5, 2017

ZINNIA INVESTMENTS, LLC

BALANCE SHEETS

AS OF DECEMBER 31, 2016 AND 2015

	2016	2015
ASSETS

Investment in real estate, at cost	$512,000	$512,000
Accumulated depreciation	(40,339)	(21,721)
Investment in real estate, net	471,661	490,279

Cash	9,374	7,388

Total assets	$481,035	$497,667

LIABILITIES AND MEMBER’S EQUITY (DEFICIT)

Property indebtedness	$506,560	$347,571
Advance payable	-	100,000
Rental deposits	6,750	6,865
Total liabilities	513,310	454,436

Member’s equity (deficit)	(32,275)	42,231

Total liabilities and member’s equity (deficit)	$481,035	$497,667

The accompanying notes are an integral part of these financial statements

ZINNIA INVESTMENTS, LLC

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

REVENUE
Rental Income	$81,116	$35,694

OPERATING EXPENSES
General and administrative	9,844	842
Insurance	1,145	1,110
Depreciation	18,618	18,618
Property taxes	7,533	6,469
Repairs and maintenance	5,245	52,404
Utilities	3,717	5,047
	46,102	84,490
OTHER
Interest expense	25,520	33,362

Net income (loss) for the year	$9,494	$(82,158)

The accompanying notes are an integral part of these financial statements

ZINNIA INVESTMENTS, LLC

STATEMENT OF CHANGES IN MEMBERS’S EQUITY (DEFICIT)

	Initial Capital Contribution	Contributions	Draws	Net income (loss)	Total

Balance, December 31, 2014	$1,000	$183,000	$(6,254)	$(93,107)	$84,639

Member contributions	-	40,750	-	-	40,750
Net loss for the year	-	-	-	(82,158)	(82,158)
Balance, December 31, 2015	1,000	223,750	(6,254)	(175,265)	42,231

Member draws	-	-	(85,000)	-	(85,000)
Net income for the year	-	-	-	9,494	9,494
Balance, December 31, 2016	$1,000	$223,750	$(91,254)	$(165,771)	$(32,275)

The accompanying notes are an integral part of these financial statements

ZINNIA INVESTMENTS, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES

Net income (loss) for the year	$9,494	$(82,158)
Items not affecting cash:
Depreciation	18,618	18,618
Accrued interest	-	2,571
Changes in non-cash working capital balances:
Rental deposits	(115)	6,865
Cash provided by (used in) operating activities	27,997	(54,104)

FINANCING ACTIVITIES
Member contributions	-	40,750
Member draws	(85,000)	-
Proceeds from mortgage payable	510,000	-
Principal payments on mortgage payable	(3,440)	-
Repayment of promissory note	(347,571)	-
Repayment of advance	(100,000)	-
Cash provided by (used in) financing activities	(26,011)	40,750

CHANGE IN CASH	1,986	(13,354)

CASH, BEGINNING OF YEAR	7,388	20,742
CASH, END OF YEAR	$9,374	$7,388

The accompanying notes are an integral part of these financial statements

1. NATURE OF ORGANIZATION

Zinnia Investments, LLC (“Zinnia” or “the Company”) was formed on December 18, 2012 in accordance with the provisions of the Wyoming Limited Liability Company Act for the purpose of undertaking investments in real estate. On October 2, 2014, the Company executed an operating agreement with Esteban Coaloa (“the Member”) whereby in exchange for an initial capital contribution of $1,000, the Member obtained a 100% interest in the Company.

On October 9, 2014, the Company acquired a multi-residential property at 2909 South Catalina Street, Los Angeles, California (“the Catalina Property”).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements. Actual results could differ from those estimates.

Rental Properties

Rental properties are carried at cost less accumulated depreciation. Costs incurred for the acquisition and development of the properties are capitalized. As at December 31, 2016, depreciation is computed using the straight-line method over the estimated useful lives of the Company’s real estate asset, which is estimated to be 27.5 years or 330 months. Tenant improvements, including allowances, are depreciated over the shorter of the base term of the lease or the estimated useful life. Expenditures for ordinary maintenance and repairs are charged to operations in the period incurred. Significant renovations and improvements, which improve or extend the useful life of the asset, are capitalized and depreciated over their estimated useful life.

Management reviews a property for impairment whenever events or changes in circumstances indicate that the carrying value of a property may not be recoverable. The review of recoverability is based on an estimate of undiscounted future cash flows expected to result from its use and eventual disposition. If impairment exists due to the inability to recover the carrying value of the property, an impairment loss is recorded to the extent that the carrying value of the property exceeds its estimated fair value.

The Company evaluates each acquisition of real estate to determine if the acquired property meets the definition of a business and needs to be accounted for as a business combination. Under ASU 2017-1, the Company first determines whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If this threshold is met, the acquired property does not meet the definition of a business and is accounted for as an asset acquisition. The Company expects that acquisitions of real estate properties will not meet the revised definition of a business because substantially all of the fair value is concentrated in a single identifiable asset or group of similar identifiable assets (i.e. land, buildings, and related intangible assets).

Income taxes

No provision for federal, state or local taxes has been made in the accompanying financial statements as the Member is responsible for the reporting the Company’s taxable income.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In January 2017, the FASB issued Accounting Standards Update (“ASU”) No. 2017-1, “Business Combinations: Clarifying the Definition of a Business.” The pronouncement changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business. The pronouncement requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities is not a business. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The Company is evaluating the impact ASU 2017-1 will have on its financial statements.

In February 2016, the FASB issued ASU No. 2016-2, “Leases.” The pronouncement requires lessees to put most leases on their balance sheets but recognize expenses on their income statements. The guidance also eliminates real estate-specific provisions for all entities. For lessors, the guidance modifies the classification criteria and the accounting for sales-type and direct financing leases. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The Company plans to adopt the provisions of ASU No. 2016-2 effective January 1, 2019 using the modified retrospective approach. The ASU is expected to result in the recognition of a right-to-use asset and related liability to account for future obligations under ground lease agreements for which the Company is the lessee. The Company continues to evaluate the impact this pronouncement will have on the Company’s consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-3, “Interest – Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs.” The pronouncement requires reporting entities to present debt issuance costs related to a note as a direct deduction from the face amount of that note presented in the balance sheet. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015, with early adoption permitted. The Company adopted the provisions of ASU No. 2015-3 effective January 1, 2016. The adoption of ASU 2015-3 did not have a material impact on the Company’s financial statements.

In May 2014, the FASB issued ASU No. 2014-9, “Revenue from Contracts with Customers.” The pronouncement was issued to clarify the principles for recognizing revenue and to develop a common revenue standard and disclosure requirements for U.S. GAAP and International Financial Reporting Standards. The pronouncement is effective for reporting periods beginning after December 15, 2017. The Company plans to adopt the provisions of ASU No. 2014-9 effective January 1, 2018 using the modified retrospective approach. Leases are specifically excluded from this ASU and will be governed by the applicable lease codification; however, this update may have implications on certain variable payment terms included in lease agreements. The Company continues to evaluate the impact this pronouncement will have on the Company’s financial statements.

3. PROPERTY INDEBTEDNESS

Lone Oak Fund, LLC

On October 9, 2014, the Company issued a first trust deed in favor of Lone Oak Fund, LLC. In exchange, the Company received $345,000 by way of financing the acquisition of the Catalina Property and issued a promissory note payable to Lone Oak Fund, LLC having a principal balance of $345,000. The Company was required to make monthly interest only payments of $2,530. This note was secured by the deed of trust on the Catalina property.

3. PROPERTY INDEBTEDNESS (continued)

Belladonna Lily Investments, LLC

On September 29, 2015, the Company refinanced the Catalina Property by issuing a promissory note payable to Belladonna Lily Investments LLC (“Payee”) in exchange for a principal balance of $347,571. This note bore interest at the 8.8% per annum and required to the Company to make monthly interest only payments of $2,548.85 to the payee. This promissory note was secured by the deed of trust on the Catalina property. On July 25, 2016, the Company paid out the principal balance of $347,571 and accrued interest of $2,379 thereon payable on this note.

First Republic Bank

On July 25, 2016, the Company refinanced the Catalina Property by issuing a new first trust deed in favor of the First Republic Bank in exchange for a mortgage in the principal amount of $510,000.

The mortgage has an adjustable rate of interest that is currently set at 3.125% per annum and is secured by the Catalina Property. The Company is required to make monthly payments in respect of principal and interest in the amount of $2,184.70 with the mortgage having a maturity date of July 25, 2021. The mortgage payable to the First Republic Bank is being amortized over a period of 30 years.

The aggregate of the principal payments due over the next five years and thereafter are as follows:

Year ended December 31,
2017	$10,538
2018	10,871
2019	11,216
2020	11,571
2021	11,938
Thereafter	450,426
$506,560

The Company paid interest on the property indebtedness as follows:

	December 31, 2016	December 31, 2015

Lone Oak Fund, LLC	$-	$25,341
Belladonna Lily Investments, LLC	20,221	8,021
First Republic Bank	5,299	-
	$25,520	$33,362